EXHIBIT 23(b)





Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of United Dominion Realty Trust, Inc. for the registration of 104,920 shares of its common stock and to the incorporation by reference therein of our report dated March 4, 1997, with respect to the consolidated financial statements of South West Property Trust Inc. included in United Dominion Realty Trust, Inc.'s Current Report (Form 8-K/A No. 1) dated March 17, 1997, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP



Dallas, Texas
March 18, 1998